UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 28, 2014

REXNORD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4701 West Greenfield Avenue, Milwaukee, Wisconsin		53214
(Address of Principal Executive Offices)		(Zip Code)

(414) 643-3739

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 28, 2014, Rexnord Corporation (the “Company”) announced that it intends to offer for sale to the public 3,000,000 shares of its common stock. In addition, certain of the Company’s stockholders (the “Selling Stockholders”) intend to offer for resale to the public 11,000,000 shares of the Company’s common stock owned by them. The Company and the Selling Stockholders will grant to the underwriters of the common stock offering an option to purchase up to an additional 450,000 shares of common stock from the Company and up to an additional 1,650,000 shares of common stock from the Selling Stockholders. A copy of the press release is attached hereto as Exhibit 99.1.

The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated January 28, 2014

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Rexnord Corporation has caused this report to be signed on its behalf by the undersigned thereunto authorized this 28th day of January, 2014.

REXNORD CORPORATION

BY:	/s/ Patricia M. Whaley
Name: Patricia M. Whaley Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated January 28, 2014